Eaton Vance Management

Two International Place

Boston, MA 02110

(617) 482-8260

www.eatonvance.com

EXHIBIT (i)

April 30, 2018

Eaton Vance Mutual Funds Trust

Two International Place

Boston, MA 02110

Ladies and Gentlemen:

Eaton Vance Mutual Funds Trust (the “Trust”) is a voluntary association (commonly referred to as a “business trust”) established under Massachusetts law with the powers and authority set forth under its Amended and Restated Declaration of Trust dated April 26, 2016, as amended (the “Declaration of Trust”).

I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited. The series and classes of shares established and designated as of the date hereof and registered with the Securities and Exchange Commission are identified on Appendix A hereto.

Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property. All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as I have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

1.       The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

2.       Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 297 to the Trust’s Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

Very truly yours,

/s/ David D. Barr

David D. Barr, Esq.

Vice President

Eaton Vance Management

Appendix A

Established and Designated Series of the Trust

Eaton Vance AMT-Free Municipal Income Fund4

Eaton Vance Core Plus Bond Fund7

Eaton Vance Diversified Currency Income Fund7

Eaton Vance Emerging and Frontier Countries Equity Fund9

Eaton Vance Emerging Markets Debt Fund15

Eaton Vance Emerging Markets Local Income Fund7

Eaton Vance Floating-Rate Fund1

Eaton Vance Floating-Rate Advantage Fund2

Eaton Vance Floating-Rate & High Income Fund1

Eaton Vance Global Income Builder Fund5

Eaton Vance Global Macro Absolute Return Fund6

Eaton Vance Global Macro Absolute Return Advantage Fund6

Eaton Vance Global Small-Cap Equity Fund7

Eaton Vance Government Opportunities Fund3

Eaton Vance High Income Opportunities Fund4

Eaton Vance Multi-Strategy Absolute Return Fund7

Eaton Vance Multi-Strategy All Market Fund7

Eaton Vance Short Duration Government Income Fund7

Eaton Vance Short Duration High Income Fund9

Eaton Vance Short Duration Strategic Income Fund3

Eaton Vance Stock Fund7

Eaton Vance Tax-Managed Equity Asset Allocation Fund4

Eaton Vance Tax-Managed Global Dividend Income Fund4

Eaton Vance Tax-Managed Growth Fund 1.14

Eaton Vance Tax-Managed Growth Fund 1.24

Eaton Vance Tax-Managed Multi-Cap Growth Fund8

Eaton Vance Tax-Managed Small-Cap Fund4

Eaton Vance Tax-Managed Value Fund7

Parametric Commodity Strategy Fund13

Parametric Dividend Income Fund13

Parametric Emerging Markets Fund10

Parametric International Equity Fund11

Parametric Tax-Managed International Equity Fund12

Parametric Volatility Risk Premium - Defensive Fund14

____________________________

Authorized classes are as follows:

1       Advisers Class, Class A, B, C, I and R6

2       Advisers Class, Class A, B, C and I

3       Class A, B, C, I and R

4       Class A, B, C and I

5       Class A, C, I and R

6       Class A, C, I, R and R6

7       Class A, C and I

8       Class A and C

9       Class A and I

10       Investor Class, Class C, Institutional Class and Class R6

11       Investor Class, Institutional Class, Class R and Class R6

12       Investor Class, Class C and Institutional Class

13       Investor and Institutional Classes

14       Institutional Class

15       Class I